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                                                                    EXHIBIT 13.1

                                 CERTIFICATIONS
                         PURSUANT TO 18 USC SECTION 1350
           AS ADOPTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      We, Mohammad Abu-Ghazaleh and John F. Inserra, as Chief Executive Officer and Chief Financial Officer, respectively, of Fresh Del Monte Produce Inc., a Cayman Islands Corporation (the "Company"), hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1) the accompanying Annual Report on Form 20-F for the period ending December 31, 2004 as filed with the U.S. Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 7, 2005                   By: /s/ Mohammad Abu-Ghazaleh
                                          -------------------------------------
                                      Name:  Mohammad Abu-Ghazaleh
                                      Title: Chairman of the Board, Director and
                                             Chief Executive Officer

Date: March 7, 2005                   By: /s/ John F. Inserra
                                          -------------------------------------
                                      Name:  John F. Inserra
                                      Title: Executive Vice President and Chief
                                             Financial Officer

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the United States Securities and Exchange Commission or its staff upon request.